UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2014

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of principal executive offices) (Zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On February 19, 2014, our Board of Directors approved amendments to our Amended and Restated Bylaws, as amended, to: (i) change the references to “Chairman” contained therein to refer instead to “Chair”; (ii) clarify that our Board of Directors shall choose the Chair from among its members; (iii) clarify that if the Chair is an officer of the corporation, that any Lead Director (as defined in the Amended and Restated Bylaws, as amended) designated by the Board of Directors shall be selected from among its other members; (iv) enable the Board of Directors, in its discretion, to designate the Chair to be an officer of the corporation known as the Executive Chair; (v) identify some of an Executive Chair’s powers and duties, if an Executive Chair is so designated, and clarify that other powers and duties of any Executive Chair may be assigned by the Board of Directors from time to time in its discretion; (vi) clarify the officers that may act on behalf of the corporation with respect to its ownership in other corporations; and (vii) make minor conforming changes in respect of the foregoing.  The amendments became effective upon adoption by the Board of Directors.  The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(b)           Not applicable.

Item 9.01 Financial Statements and Exhibits.

(a)-(c)  Not applicable.

(d)           Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws, as amended

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: February 25, 2014	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws, as amended